Exhibit 5.1


                         [Arter & Hadden LLP Letterhead]


                                 August 24, 1998


AMRESCO Residential Securities Corporation
700 N. Pearl Street
Suite 2400
Dallas, Texas  75201-7424


         Re:      AMRESCO Residential Securities Corporation
                  Mortgage Loan Asset Backed Certificates
                  Mortgage  Loan Asset Backed Notes
                  Registration Statement on Form S-3 - No. 333-____

Ladies and Gentlemen:

         We have acted as counsel to AMRESCO Residential Securities Corporation (the "Depositor") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset Backed Certificates (the "Certificates") which you plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in substantially the form set forth as an exhibit to the Registration Statement, among the Depositor, AMRESCO Residential Capital Markets, Inc. (the "Seller" and the "Master Servicer"), the various servicers to be identified in the prospectus supplement for such series of Certificates ("Servicers" or "Special Servicers", as applicable), and a trustee (the "Trustee") to be identified in the prospectus supplement for such series of Certificates and in respect of Mortgage Loan Asset Backed Notes (the "Notes") which you plan to offer in series, each series to be issued under a separate indenture (an "Indenture"), in substantially the form set forth as an exhibit to the Registration Statement, among a business trust formed by the Depositor (the "Issuer") and a trustee (the "Indenture Trustee") to be identified in the prospectus supplement for such series of Notes.

         We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other


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AMRESCO Residential Securities Corporation
August 24, 1998
Page 2

persons, and we have made such investigations of law, as we deemed appropriate as a basis for the opinions expressed below.

         The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

         This opinion is limited to matters involving the Federal laws of the United States of America and to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

         Based upon the foregoing, we are of the opinion that:

         1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Depositor, the Seller, the Master Servicer, the Special Servicer, the Servicers and the Trustee for such series, such Pooling and Servicing Agreement, will be a valid and legally binding obligation of the Depositor; and

         2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Depositor, the Seller, the Master Servicer, the Special Servicer, the Servicers and the Trustee for such series, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement; and

         3. When, in respect of a series of Notes, an Indenture has been duly authorized by all necessary action and duly executed and delivered by the Issuer and the Indenture Trustee for such series, such Indenture, will be a valid and legally binding obligation of the Issuer; and

         4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the Issuer and the Indenture Trustee for such series, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Notes will be valid and binding non-recourse obligations of the related Issuer, enforceable against the related Issuer, in accordance with their terms.


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AMRESCO Residential Securities Corporation
August 24, 1998
Page 3

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters".

         This opinion is furnished by us as counsel to the company and is solely for the benefit of the addressee thereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.


                                                 Very truly yours,

                                                 \s\ Arter & Hadden LLP
                                                 ----------------------
                                                 Arter & Hadden LLP